EXHIBIT 99.1

Dime Declares Quarterly Cash Dividend for Common Stock

Hauppauge, NY – March 25, 2026 – Dime announced that its Board of Directors declared a quarterly cash dividend of $0.25 per share of Common Stock, payable on April 24, 2026 to common stockholders of record as of April 17, 2026. The Company continues its trend of uninterrupted dividends.

ABOUT DIME

Dime is a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.